Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 To the Board of Directors

Lightman Grant, Inc.

West Palm Beach, Florida

I hereby consent to the incorporation by reference in this Registration

Statement on Form 10 Amendment 1 my report dated February 15, 2012, relating to the financial statements for the fiscal years ended April 30, 2011 and 2010.

/S/ Michael F. Cronin

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Michael F. Cronin

Certified Public Accountant

March 13, 2012